UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2009 (April 30, 2009)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[    ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[    ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2009, James R. Barker retired from the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) at the expiration of his term.  Mr. Barker has served with distinction on the Board since 1993.

On April 30, 2009, Michael J. Herling’s appointment to each of the Audit and Ethics Committee and Compensation and Benefits Committee of the Board became effective.  The Board has affirmatively determined that Mr. Herling meets the heightened independence standards for audit committee members under the Securities and Exchange Commission (“SEC”) and New York Stock Exchange rules and regulations and that he is financially literate.  The information set forth in Item 5.02 of the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2009, is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A previously approved amendment to Article V of the Bylaws of the Company to decrease the number of persons serving on the Board became effective on May 1, 2009, at the commencement of the 2009 annual meeting of shareholders.  The information set forth in the second paragraph of Item 5.03 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2009, is incorporated herein by reference. The amended and restated Bylaws are furnished as Exhibit 3(ii) hereto.

Item 8.01	Other Events.

On May 1, 2009, the Board appointed Murray D. Martin as the Company’s Lead Director to succeed Mr. Barker.  The responsibilities of the Lead Director are described in the Company’s Corporate Governance Policies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3(ii)	Bylaws of The Brink's Company, as amended and restated through May 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: May 4, 2009	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President and Secretary

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EXHIBIT INDEX

EXHIBIT                                                DESCRIPTION

3(ii)	Bylaws of The Brink's Company, as amended and restated through May 1, 2009.

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